GlobalOptions Group Announces 2007 Results

NEW YORK, March 20, 2008 - GlobalOptions Group, Inc. (Nasdaq: GLOI), a leading provider of domestic and international risk management services, today announced results for the fourth quarter and the year ended December 31, 2007.

“Having established GlobalOptions Group as a leading, branded provider of risk management solutions in 2007, we further improved operating efficiencies, substantially completed the integration of our acquired companies, simplified our capital structure and raised additional investment capital,” stated Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group. “United under one brand, GlobalOptions Group operates in three primary business segments - Crisis Management and Preparedness Services, Fraud and Special Investigative Services (SIU), and Security Consulting and Investigations. During the fourth quarter and continuing into early 2008, each of these operating units has secured several new notable business wins. Our success in sourcing and winning these types of contracts puts us in an excellent position to continue winning similar new business in 2008,” continued Dr. Schiller.

Recent Corporate Highlights
•	Fraud and SIU signed a 3-year contract renewal with Gallagher Bassett, its largest third party administrator to continue to serve as that client’s preferred provider of investigative services
•	Fraud and SIU closed a five-year contract with York Insurance Services Group, anticipating revenues of up to $10 million
•	Fraud and SIU entered into a 3-year agreement to serve as the exclusive provider of investigative services for a workers’ compensation 3rd party administrator
•	Preparedness Services signed a two-year contract extension and expansion with the State of Louisiana
•	Preparedness Services was awarded $1.2 million in contracts to prepare risk mitigation plans for six counties in New Jersey
•	BODE, a unit of the Security Consulting and Investigation practice, signed two federal contracts totaling $2.5 million to conduct DNA research
•	GlobalOptions completed a public offering of 4.5 million shares, raising net proceeds of $18.2 million and converting most of the Series C Preferred Stock into common stock

“We entered 2008 with a solid platform in place for growth, a clean balance sheet and financial flexibility to execute our growth plans. As we embark on our second phase of growth, the management team of GlobalOptions is intently focused on accelerating organic growth. As we further execute our integration and streamlining plan, we are targeting to reduce our operating expenses in 2008. Our revenue pipeline and our cost savings are intended to position GlobalOptions to produce fiscal 2008 revenue in the range of $105 million to $115 million, to turn EBITDA positive in the second quarter and achieve positive EPS in the fourth quarter.”

Revenue for the fourth quarter was $21.7 million, as compared with $17.3 million for the same period in 2006. The company’s operating loss for the quarter was $(8.7) million, versus a loss of $(6.3) million for the fourth quarter of last year. Net loss applicable to common stockholders for the fourth quarter was $(9.5) million, or $(1.22) per share, versus a net loss of $(6.1) million, or $(2.49) per share, for the fourth quarter of 2006. Included in the net loss for the 2007 fourth quarter were the following non-cash expenses consisting of $1.0 million in depreciation and amortization expense, $0.7 million in stock-based compensation expense and a $5.1 million impairment charge arising from the year-end valuation of the goodwill for acquired assets.

For the year ended December 31, 2007, GlobalOptions reported revenue of $87.1 million, versus $61.9 million in 2006. The operating loss was $(26.7) million for 2007, as compared with $(7.5) million last year. GlobalOptions’ net loss applicable to common stockholders for the period was $(27.9) million, or $(6.69) per share, versus a net loss applicable to common stockholders of $(42.3) million, or $(19.36) per share, last year. For 2007, the net loss applicable to common stockholders includes in selling expenses a non-recurring charge of $6.3 million related to the settlement of the earn-out in connection with the acquisition of James Lee Witt & Associates. In addition, included in the net loss for fiscal 2007 were the following non-cash expenses consisting of $3.9 million in depreciation and amortization expense, $3.3 million in stock-based compensation expense and a $5.1 million impairment charge arising from the year-end review of the carrying value of goodwill.

Conference Call
GlobalOptions Group will host an earnings conference call at 10 a.m. Eastern on March 20, 2008 for the fourth quarter and year ended December 31, 2007. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s quarterly and year-end performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptionsGroup.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #39283932. The encore recording will be available two hours after the conference call has concluded.

About GlobalOptions Group, Inc.
GlobalOptions Group, with main offices in New York and Washington D.C., is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. www.globaloptionsgroup.com

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of the acquired businesses, projected financial information, and the continued successful implementation of the company’s business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2007	2006
ASSETS

Current assets:

Cash and cash equivalents	$4,426,110	$21,533,381
Accounts receivable, net of allowance for doubtful
accounts of approximately $2,459,000 in 2007 and $1,464,000 in 2006, respectively	25,212,663	19,918,791
Inventories	2,325,660	-
Prepaid expenses and other current assets	792,489	453,611

Total current assets	32,756,922	41,905,783

Property and equipment, net	5,570,461	798,366
Intangible assets, net	7,269,923	7,630,425
Goodwill	19,767,605	18,577,261
Security deposits and other assets	578,366	314,445

Total assets	$65,943,277	$69,226,280

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$800,000	$1,430,819
Obligation to issue common stock	2,160,000	-
Due to former members of JLWA for earnout	-	5,227,985
Accounts payable	5,723,173	4,148,158
Deferred revenues	542,448	106,872
Accrued compensation and related benefits	3,740,388	2,526,512
Other current liabilities	2,169,978	1,196,881

Total current liabilities	15,135,987	14,637,227

Long-term liabilities:
Notes payable, less current portion	395,430	500,000
Other long term obligations	454,311	190,008
Total long-term liabilities	849,741	690,008

Total liabilities	15,985,728	15,327,235

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 and 14,924,000 shares authorized in
2007 and 2006, respectively, no shares issued or outstanding	-	-
Series A convertible preferred stock, voting, $0.001 par value, 16,000 shares
authorized, 6,380 shares issued and outstanding in 2006, liquidation preference of $6,380,000	-	6
Series B convertible preferred stock, voting, $0.001 par value, 60,000 shares
authorized, 53,073 shares issued and outstanding in 2006, liquidation preference of $53,073,000	-	53
Series D convertible preferred stock, voting, $0.001 par value, 100,000 shares authorized,
55,989.52 shares issued and outsanding in 2007, liquidation preference $56	56	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
9,660,269 and 2,678,059 shares issued and outstanding in 2007 and 2006, respectively	9,660	2,678
Additional paid-in capital	102,537,333	78,557,545
Accumulated deficit	(52,589,500)	(24,661,237)
Total stockholders' equity	49,957,549	53,899,045
Total liabilites and stockholders' equity	$65,943,277	$69,226,280

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues	$21,702,102	$17,311,946	$87,130,669	$61,923,822

Cost of revenues	13,135,156	9,382,387	48,968,519	32,243,298
Gross profit	8,566,946	7,929,559	38,162,150	29,680,524

Operating expenses:

Selling and marketing	2,563,598	2,281,794	14,821,286	8,635,235

General and administrative	9,534,143	8,827,676	44,908,145	25,354,303

Impairment loss on goodwill and intangibles	5,144,423	3,144,309	5,144,423	3,144,309

Total operating expenses	17,242,164	14,253,779	64,873,854	37,133,847

Loss from operations	(8,675,218)	(6,324,220)	(26,711,704)	(7,453,323)

Other income (expense):

Interest income	29,007	266,510	296,680	477,027

Interest expense	(68,016)	(24,242)	(813,238)	(652,639)

Other income	-	-	100,000	-

Prepayment fee	(800,000)	-	(800,000)	-

Amortization of debt discounts on convertible	-	-	-	(7,522,602)
notes payable

Amortization of deferred financing costs	-	-	-	(2,694,500)

Other (expense), net	(839,009)	242,268	(1,216,558)	(10,392,714)
	-	-
Net loss	(9,514,227)	(6,081,952)	(27,928,262)	(17,846,037)

Deemed dividends to Series A and B convertible
preferred stockholders	-	-	-	(24,413,362)

Net loss applicable to common stockholders	$(9,514,227)	$(6,081,952)	$(27,928,262)	$(42,259,399)

Basic and diluted net loss per share	$(1.22)	$(2.49)	$(6.69)	$(19.36)

Weighted average number of common shares
outstanding - basic and diluted	7,778,788	2,438,604	4,177,435	2,183,324